UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2006, Enesco Group, Inc. (the "Company") entered into employment agreements with Basil Elliott, the Company’s President and Chief Executive Officer, and Marie Meisenbach Graul, its Executive Vice President and Chief Financial Officer. The employment term under each executive’s employment agreement commences as of May 15, 2006, the date each was retained by the Company in their current capacities (initially on an interim basis), and continues through December 31, 2007. The term of each agreement may be extended for successive one-year periods upon written agreement of the relevant parties.

Salary, Bonus and Benefits. Mr. Elliott’s agreement provides for an annual base salary of $400,000, subject to review by the Company’s Board of Directors at least annually beginning in 2008, and may be increased to the extent the Board of Directors, in its discretion, determines. Mr. Elliott is entitled to receive annual cash bonuses upon achievement of specified performance goals to the extent determined by the board of directors. For 2006, Mr. Elliott would be entitled to a cash bonus equal to 100% of his 2006 base salary (pro-rated from May 15, 2006) in the event he achieves these goals. After 2006, the annual target bonus opportunity will be the greater of 60% of Mr. Elliott’s base salary or the specified percentage of his base salary determined for that particular year under the Company’s Management Incentive Plan. Additionally, for 2006 only, Mr. Elliott will continue to be eligible for a bonus of up to 50% of his 2006 Canadian base earnings rate under the N.C. Cameron Management Incentive Plan.

Ms. Graul’s agreement provides for an annual base salary of $350,000, subject to review by the Company’s Board of Directors at least annually beginning in 2008, and may be increased to the extent the board of directors, in its discretion, determines. Ms. Graul is entitled to receive annual cash bonuses upon achievement of specified performance goals to the extent determined by the Board of Directors. For 2006, Ms. Graul would be entitled to a cash bonus equal to 100% of her 2006 base salary (pro rated from May 15, 2006) in the event she achieves these performance goals. After 2006, the annual target bonus opportunity will be the greater of 50% of Ms. Graul’s base salary or the specified percentage of her base salary determined for that particular year under the Company’s Management Incentive Plan. Under the terms of the agreement, Ms. Graul will also receive a $100,000 signing bonus.

Mr. Elliott and Ms. Graul each will be eligible for special performance cash bonuses in an amount equal to 25% of each executive’s respective base salary upon the achievement, in each case, of the following goals:
• obtaining satisfactory short-term financing by August 1, 2006;
• obtaining satisfactory long-term financing by November 15, 2006;
• meeting certain quarterly performance targets through December 31, 2006; and
• meeting certain performance targets for the first-half of 2007.

Both Mr. Elliott and Ms. Graul are also entitled to certain fringe benefits and may participate in benefit plans available to the Company’s executive officers generally. Mr. Elliott is entitled to receive certain allowances and reimbursements associated with maintaining his residence in Ontario, Canada and commuting to the Chicago-area offices of the Company.

Equity Awards. Under the terms of their employment agreements, Mr. Elliott and Ms. Graul each received a grant of 50,000 shares of restricted common stock of the Company. The shares vest in one-third increments on May 15, 2007, 2008 and 2009, respectively.

Termination and Change of Control. Under each employment agreement, the Company may terminate either executive’s employment at any time for "cause," as defined in the agreements. Either executive may terminate his or her respective agreement upon 60 days’ advance notice to the Company, or upon 30 days’ advance notice if he or she intends to resign for "good reason," as defined in the agreements. Upon any termination of Mr. Elliott’s or Ms. Graul’s employment, the terminated executive will be entitled to receive his or her base salary through the date of termination, the balance of earned but unpaid bonuses or other incentive awards, and certain other benefits that have vested or accrued as of the date of termination (collectively, the "General Payments"). In the event of an executive’s death or disability during the term of his or her agreement, in addition to the General Payments, he or she would be entitled to an amount equal to the annual target bonus amount for the year in which his or her termination occurs.

If either executive resigns for good reason or is terminated without cause, in addition to the General Payments, the executive will be entitled to a continuation of his or her then-current base salary and continued medical insurance benefits for three years following termination, along with certain career transition assistance services. If the Company liquidates or effects a major restructuring of its operations, the balance of outstanding severance amounts, if any, will be paid in a lump sum.

If Mr. Elliott or Ms. Graul terminates his or her employment within 90 days after a change of control of the Company (as defined in the agreement), such termination will be deemed a termination by such executive for good reason. If the Company terminates an executive’s agreement within one year after a change of control, such termination will be deemed a termination of such executive without cause. Additionally, upon a change of control before the respective date(s) for completing the performance goals for any of the special performance bonus opportunities described above, Mr. Elliott and Ms. Graul will be entitled to receive the amounts of any such bonuses whose performance targets each did not have the full opportunity to complete as a result of the change of control.

Noncompetition and Nonsolicitation. The agreements contain provisions that prohibit Mr. Elliott and Ms. Graul from certain associations with competing businesses and restrict them from certain client and employee solicitations. The agreements also restrict the executives from engaging in actions that seek to bring about any termination or material change in the Company’s relationship with any of its customers or suppliers. These noncompetition and nonsolicitation provisions remain in effect during the term of each executive’s employment and for a period of one year after the termination of employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Basil Elliott Employment Agreement
10.2 Marie Meisenbach Graul Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

August 17, 2006	By:	Marie Meisenbach Graul

Name: Marie Meisenbach Graul
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Basil Elliott Employment Agreement
10.2	Marie Meisenbach Graul Employement Agreement